EXHIBIT 8.1

WPP GROUP PLC

SIGNIFICANT SUBSIDIARIES AS AT DECEMBER 31, 2002

NAME	COUNTRY OF INCORPORATION/RESIDENCE
The Ogilvy Group, Inc.	USA
J. Walter Thompson Company	USA
J. Walter Thompson USA, Inc.	USA
Young & Rubicam Inc.	USA
WPP Finance Co Limited	UK
WPP Group US Investments Inc.
(formerly known as York Merger Corp)	USA
WPP Group USA, Inc.	USA
WPP Group Holdings Corp.	USA
WPP Luxembourg Gamma Sarl	Luxembourg
WPP Luxembourg Beta Sarl	Luxembourg
WPP Luxembourg Sarl	Luxembourg
WPP North Atlantic Ltd	UK
Young & Rubicam International Group BV	The Netherlands
Y&R Denmark II Aps	Denmark
WPPIH 2001, Inc.	USA
Cygnet Holdings Inc.	USA
WPP Holdings (Holland) BV	The Netherlands
Dolphin Square BV	The Netherlands
Vincent Square BV	The Netherlands
WPP Luxembourg Europe Sarl	Luxembourg
Arbour Square BV	The Netherlands
Lexington International BV	The Netherlands
Line Exchange Ltd	UK
WPP Dutch Holdings Ltd	UK
Eton Square Ltd	UK
ReadySquare Ltd	UK
Thistleclub Ltd	UK
Hamsard 2318 Ltd	UK
WPP Group (UK) Ltd	UK
WPP Pearls Ltd	UK
WPP Beans Ltd	UK
Alnery No. 1178 Ltd	UK
WPP Luxembourg Holdings Sarl	Luxembourg
York Merger Corp. Square Corp.	US
York Merger Corp. Square 2003 Corp	US
WPP Minotaur BV	Netherlands
WPP Kraken BV	Netherlands
WPP Group USA Square Corp	USA
WPP Group USA Square 2003, Inc.	USA
WPP LN Limited	UK
Hamsard 2323 Limited	UK
Hamsard 2314 Limited	UK
WPP Luxembourg Epsilon Sarl	Luxembourg
WPP Luxembourg Theta Sarl	Luxembourg
Intact Ltd	UK
WPP Group Holdings Ltd	UK